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                                                                      EXHIBIT 5

                                  June 15, 1995


Bemis Company, Inc.
Suite 2300
222 South Ninth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

          In connection with the proposed registration under the Securities Act of 1933, as amended (the "Securities Act"), by Bemis Company, Inc., a Missouri corporation (the "Company"), of $200,000,000 in aggregate principal amount of Debt Securities of the Company (the "Debt Securities"), proposed to be issued under an Indenture dated as of June 15, 1995 (the "Indenture") between the Company and First Trust National Association, as Trustee (the "Trustee"), I have examined such corporate records and other documents, including the Registration Statement of the Company on Form S-3 to which this opinion is attached as an exhibit relating to the Debt Securities (the "Registration Statement"), and have reviewed such matters of law as I have deemed necessary for this opinion, and advise that in my opinion:

          1. The Company is a corporation duly organized and existing under the laws of the State of Missouri.

          2. When Debt Securities of a particular series have been duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a duly authorized officer of the Company, and duly executed by proper officers of the Company and duly authenticated by or on behalf of the Trustee, when the Registration Statement has become effective under the Securities Act and the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and when the Debt Securities of such series have been issued, delivered and paid for as contemplated in the Registration Statement, including a prospectus supplement relating to the Debt Securities of such series, the Debt Securities of such series will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture.

          I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in any prospectus supplement to the prospectus constituting a part of the Registration Statement and to the references to me wherever appearing therein.

                                   Very truly yours,



                                   /s/ Scott W. Johnson
                                   -------------------------------------
                                   Scott W. Johnson
                                   Senior Vice President, Secretary and
                                        General Counsel